Exhibit 23



                       Consent of Independent Accountants


Ford Motor Company
One American Road
Dearborn, Michigan


Re:    Ford Motor Company Registration Statement
       Nos. 33-64605, 33-61107, 33-58255, 33-54737, 33-54283
       33-50238, 33-36043, 33-19036, 2-95018, 333-27993,
       333-49547, 333-58701, 333-47445, 333-37536, 333-38586,
       333-40260, 333-61886, 333-72478 and 333-100910 on Form S-8

We consent to the incorporation by reference in the above Registration Statements of our report dated June 16, 2002, to the Board of Directors of Ford Motor Company with respect to the financial statements of the Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees at December 30, 2002 and 2001, and for the year ended December 30, 2002, which is included in this Annual Report on Form 11-K.


/s/PricewaterhouseCoopers LLP

Detroit, Michigan
June 19, 2003